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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 19, 2000, except for Note 14 which is as of July 12, 2000, relating to the consolidated financial statements and financial statement schedule of McDATA Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registrations Statement.


/s/ PricewaterhouseCoopers LLP
---------------------------------
    PricewaterhouseCoopers LLP


Broomfield, Colorado
July 14, 2000